Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
February 20, 2025	212-460-4111

CON EDISON REPORTS 2024 EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2024 net income for common stock of $1,820 million or $5.26 a share compared with $2,519 million or $7.25 a share in 2023. Adjusted earnings (non-GAAP) were $1,868 million or $5.40 a share in 2024 compared with $1,762 million or $5.07 a share in 2023. Adjusted earnings and adjusted earnings per share in 2024 exclude adjustments to the gain and other impacts related to the sale of all of the stock of Con Edison's former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) in 2023 and the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in 2023 exclude the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023 and the effects of HLBV accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in 2024 exclude accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP) and in 2023 exclude the net mark-to-market effects of the Clean Energy Businesses.

For the fourth quarter of 2024, net income for common stock was $310 million or $0.90 a share compared with $335 million or $0.97 a share in the 2023 period. Adjusted earnings were $340 million or $0.98 a share in the 2024 period compared with $346 million or $1.00 a share in the 2023 period. Adjusted earnings and adjusted earnings per share in the 2024 period exclude accretion of the basis difference of Con Edison's equity investment in MVP. Adjusted earnings and adjusted earnings per share in the 2024 and 2023 periods exclude adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023 and the effects of HLBV accounting for tax equity investments.

“The effective implementation of our strategy yielded strong results in 2024. We support our customers’ adoption of clean energy technologies while delivering the most reliable electric service in the nation,” said Tim Cawley, the chairman and CEO of Con Edison. “We are optimistic about growth and are well positioned to continue to meet demand to power the electrification of buildings and transportation throughout our service territory with increased capital investments in grid infrastructure. This was underpinned by big wins last year, such as breaking ground and progressing construction of key substations and advancing a pair of new transmission lines under our Reliable Clean City program. We anticipate demand for electrification to grow steadily in 2025, driven by an increase in new construction downstate combined with policymaker’s requirements for clean heat in new commercial and residential buildings.”

"Our 2024 financial performance was driven by strong execution within our utility rate plans including ongoing investment to ensure reliability while continuing to support the clean energy transition,” said Kirk Andrews, senior vice president and CFO. “The successful execution of an equity forward transaction in the fourth quarter provides us greater pricing certainty for a meaningful portion of our estimated 2025 equity funding needs.”

For the year of 2025, Con Edison expects its adjusted earnings per share to be in the range of $5.50 to $5.70 per share. Adjusted earnings per share exclude accretion of the basis difference of Con Edison's equity investment in MVP (approximately $(0.03) a share after-tax) and adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023 and impacts resulting from the evaluation of strategic alternatives with respect to MVP and Honeoye Storage Corporation (Honeoye), the amounts of which, if any, will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP). The company also forecasts a five-year compounded annual adjusted earnings per share growth rate of 6% to 7% based on its 2025 adjusted earnings per share guidance.

In 2025 and 2026, Con Edison expects to make capital investments of $5,122 million and $8,067 million, respectively. For 2027 through 2029, Con Edison expects to make capital investments of $24,469 million in aggregate. Con Edison plans to meet its capital requirements for 2025 through 2029 through internally-generated funds and the issuance of long-term debt and common equity. Con Edison's plans include the issuance of up to $1,750 million of long-term debt in 2025 and up to $3,800 million of long-term debt in 2026, including for maturing securities, at Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. (collectively, the Utilities) and approximately $9,100 million in aggregate of long-term debt,
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CON EDISON REPORTS 2024 EARNINGS	page 2

including for maturing securities, at the Utilities during 2027 through 2029. Con Edison plans to issue up to $1,350 million of common equity in 2025 which includes the physical settlement of the estimated $677 million available under its December 2024 equity forward transaction, in addition to equity issued under its dividend reinvestment, employee stock purchase and long-term incentive plans. Con Edison also plans to issue common equity of approximately $1,850 million in 2026 and up to $4,300 million in aggregate during 2027 through 2029, in addition to equity issued under its dividend reinvestment, employee stock purchase and long-term incentive plans. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that the Utilities’ forecasted capital investments and financing plans through 2029 are approved by the New York State Public Service Commission. Con Edison’s financing plans do not include the impact, if any, that may result from its evaluation of strategic alternatives with respect to MVP and Honeoye. Actual developments and the timing and amount of funding may differ materially.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three months and years ended December 31, 2024 and 2023. See Attachment B for the company's consolidated income statements for the three months and years ended 2024 and 2023. See Attachments C and D for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three months and year ended December 31, 2024 compared to the 2023 periods.

The company's 2024 Annual Report on Form 10-K is being filed with the Securities and Exchange Commission. A 2024 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2024 EARNINGS	page 3

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs; and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023, the effects of HLBV accounting for tax equity investments, mark-to-market accounting and accretion of the basis difference of Con Edison's equity investment in MVP. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2024 EARNINGS	page 4

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $15 billion in annual revenues and $71 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects.

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Attachment A

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2024	2023	2024	2023	2024	2023	2024	2023
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.90	$0.97	$310	$335	$5.26	$7.25	$1,820	$2,519
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a)	0.09	—	33	1	0.18	(2.55)	63	(887)
Income taxes (a)(b)	(0.01)	0.01	(5)	6	(0.04)	0.33	(13)	113
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax)	0.08	0.01	28	7	0.14	(2.22)	50	(774)
Accretion of the basis difference of Con Edison's equity investment in MVP	(0.01)	—	(3)	—	(0.01)	—	(6)	—
Income taxes (c)	—	—	1	—	—	—	1	—
Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax)	(0.01)	—	(2)	—	(0.01)	—	(5)	—
HLBV effects (pre-tax)	0.01	0.02	5	5	0.01	0.02	4	11
Income taxes (d)	—	—	(1)	(1)	—	(0.01)	(1)	(3)
HLBV effects (net of tax)	0.01	0.02	4	4	0.01	0.01	3	8
Net mark-to-market effects (pre-tax)	—	—	—	—	—	0.04	—	13
Income taxes (e)	—	—	—	—	—	(0.01)	—	(4)
Net mark-to-market effects (net of tax)	—	—	—	—	—	0.03	—	9
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.98	$1.00	$340	$346	$5.40	$5.07	$1,868	$1,762
(a)On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the three months ended December 31, 2024 ($0.09 a share and $0.07 a share net of tax or $33 million and $25 million net of tax) to reflect closing adjustments. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the year ended December 31, 2024 ($0.18 a share and $0.13 a share net of tax or $62 million and $46 million net of tax) to reflect closing adjustments. The loss (gain) and other impacts related to the sale of the Clean Energy Businesses for the three months ended December 31, 2023 is comprised of an adjustment to the gain on the sale of all of the stock of the Clean Energy Businesses ($0.05 a share net of tax or $1 million and $17 million net of tax). The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses for the year ended December 31, 2023 is comprised of the loss (gain) on the sale of all of the stock of the Clean Energy Businesses ($(2.49) a share and $(2.21) a share net of tax or $(865) million and $(767) million net of tax), transaction costs and other accruals ($0.05 a share and $0.04 a share net of tax or $19 million and $14 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.11) a share and $(0.07) a share net of tax or $(41) million and $(28) million net of tax).
(b)The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 24% and 26% for the three months and year ended December 31, 2024, respectively, and 11% for the year ended December 31, 2023. Amounts shown include the impact of the changes in state unitary tax apportionments ($0.01 a share net of federal taxes or $3 million net of federal taxes) for the three months and year ended December 31, 2024. Amounts shown include changes in state unitary tax apportionments ($(0.04) a share net of federal taxes or $(10) million net of federal taxes) for the three months ended December 31, 2023. The amount of income taxes for other accruals had an effective tax rate of 48% for the three months ended December 31, 2023. Amounts shown include the impact of the changes in state unitary tax apportionments ($0.02 a share net of federal taxes or $7 million net of federal taxes) for the year ended December 31, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses were calculated using a combined federal and state income tax rate of 27% and 32%, respectively, for the year ended December 31, 2023.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the three months and year ended December 31, 2024.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months and year ended December 31, 2024, and a combined federal and state income tax rate of 29% and 25% for the three months and year ended December 31, 2023, respectively.
(e)The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the year ended December 31, 2023.

Attachment B

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
OPERATING REVENUES
Electric	$2,719	$2,527	$11,568	$10,835
Gas	795	772	3,107	3,127
Steam	155	144	578	569
Non-utility	—	1	3	132
TOTAL OPERATING REVENUES	3,669	3,444	15,256	14,663
OPERATING EXPENSES
Purchased power	627	548	2,569	2,541
Fuel	40	41	170	282
Gas purchased for resale	197	188	599	829
Other operations and maintenance	910	929	3,751	3,606
Depreciation and amortization	554	524	2,155	2,031
Taxes, other than income taxes	832	761	3,280	3,043
TOTAL OPERATING EXPENSES	3,192	2,992	12,524	12,332
Gain (Loss) on sale of the Clean Energy Businesses	(32)	(1)	(62)	865
OPERATING INCOME	477	451	2,670	3,196
OTHER INCOME (DEDUCTIONS)
Investment income	16	39	62	62
Other income	159	209	635	834
Allowance for equity funds used during construction	9	6	38	26
Other deductions	(36)	(35)	(80)	(92)
TOTAL OTHER INCOME	148	219	655	830
INCOME BEFORE INTEREST AND INCOME TAX EXPENSE	625	670	3,325	4,026
INTEREST EXPENSE (INCOME)
Interest on long-term debt	287	243	1,084	962
Other interest expense	35	34	166	113
Allowance for borrowed funds used during construction	(18)	(13)	(63)	(52)
NET INTEREST EXPENSE	304	264	1,187	1,023
INCOME BEFORE INCOME TAX EXPENSE	321	406	2,138	3,003
INCOME TAX EXPENSE	11	71	318	487
NET INCOME	310	335	1,820	2,516
Loss attributable to non-controlling interest	—	—	—	(3)
NET INCOME FOR COMMON STOCK	$310	$335	$1,820	$2,519
Net income per common share — basic	$0.90	$0.97	$5.26	$7.25
Net income per common share — diluted	$0.89	$0.96	$5.24	$7.21
AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC (IN MILLIONS)	346.4	345.3	346.0	347.7
AVERAGE NUMBER OF SHARES OUTSTANDING — DILUTED (IN MILLIONS)	347.8	346.9	347.3	349.3

Attachment C

Variation for the Three Months Ended December 31, 2024 vs. 2023
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$20	$0.06
Steam rate plan effective November 2023	20	0.06
Change in incentives earned under the electric and gas earnings adjustment mechanisms	6	0.02
Change in gas rate base	4	0.01
Higher interest expense	(26)	(0.07)
Higher regulatory commission expense and other corporate expenses	(16)	(0.05)
Impact of the NYSPSC order denying an April 2023 petition by CECONY that requested permission to capitalize costs to implement its new customer billing and information system	28	0.08
Other	(4)	(0.02)
Total CECONY	32	0.09
O&R (a)
Electric base rate increase	4	0.01
Higher interest expense	(2)	(0.01)
Other	(1)	—
Total O&R	1	—
Con Edison Transmission
Lower investment income due to the recognition in 2023 of our proportionate share ($33 million) of MVP's AFUDC income	(18)	(0.05)
Accretion of the basis difference of Con Edison's equity investment in MVP	2	0.01
Other	(2)	(0.01)
Total Con Edison Transmission	(18)	(0.05)
Other, including parent company expenses
Gain and other impacts related to the sale of the Clean Energy Businesses	(21)	(0.07)
Higher taxes other than income taxes	(6)	(0.02)
Lower interest income	(3)	(0.01)
HLBV effects	—	0.01
Other	(10)	(0.02)
Total Other, including parent company expenses (b)	(40)	(0.11)
Total Reported (GAAP basis)	$(25)	$(0.07)
Gain and other impacts related to the sale of the Clean Energy Businesses	21	0.07
Accretion of the basis difference of Con Edison's equity investment in MVP	(2)	(0.01)
HLBV effects	—	(0.01)
Total Adjusted (Non-GAAP basis)	$(6)	$(0.02)
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.

Attachment D

Variation for the Year Ended December 31, 2024 vs. 2023
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$115	$0.33
Steam rate plan effective November 2023	72	0.21
Higher gas rate base	19	0.05
Change in incentives earned under the electric and gas earnings adjustment mechanisms	14	0.04
Higher electric, gas and steam operations and maintenance costs	(54)	(0.16)
Higher regulatory commission expense and other corporate expenses	(16)	(0.04)
Accretive effect of share repurchase	—	0.03
Impact of the NYSPSC order denying an April 2023 petition by CECONY that requested permission to capitalize costs to implement its new customer billing and information system	(10)	(0.03)
Other	2	—
Total CECONY	142	0.43
O&R (a)
Electric base rate increase	21	0.06
Gas base rate increase	2	—
Higher interest expense	(6)	(0.02)
Other	(9)	(0.02)
Total O&R	8	0.02
Clean Energy Businesses (b)
Total Clean Energy Businesses	(22)	(0.07)
Con Edison Transmission
Income tax adjustment due to AFUDC from MVP	5	0.01
Accretion of the basis difference of Con Edison's equity investment in MVP	5	0.01
Other	(2)	—
Total Con Edison Transmission	8	0.02
Other, including parent company expenses
Gain and other impacts related to the sale of the Clean Energy Businesses	(795)	(2.28)
Lower interest income	(23)	(0.07)
Higher taxes other than income taxes	(10)	(0.03)
Higher interest expense	(3)	(0.01)
HLBV effects	8	0.02
Other	(12)	(0.02)
Total Other, including parent company expenses (c)	(835)	(2.39)
Total Reported (GAAP basis)	$(699)	$(1.99)
Gain and other impacts related to the sale of the Clean Energy Businesses	824	2.36
Net mark-to-market effects	(9)	(0.03)
Accretion of the basis difference of Con Edison's equity investment in MVP	(5)	(0.01)
HLBV effects	(5)	—
Total Adjusted (Non-GAAP basis)	$106	$0.33
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses.
c.Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.